                              ASSIGNMENT AGREEMENT

This Agreement dated as of July 14, 1997 ("ASSIGNMENT AGREEMENT") between TWENTIETH CENTURY FOX FILM CORPORATION, a Delaware corporation ("FOX"), on the one hand, and CINERGI PRODUCTIONS INC. now named CINERGI PICTURES ENTERTAINMENT INC., a Delaware corporation ("CPEI") and CINERGI PRODUCTIONS N.V. INC., a Delaware corporation ("CPNV"), previously known as CINERGI PRODUCTIONS N.V., on the other hand (collectively, "CINERGI"), is made with reference to the following facts:

     A. Fox and Cinergi entered into a One Picture Theatrical Motion Picture License Agreement dated as of April 15, 1994 ("ONE PICTURE LICENSE") with respect to the production of a Theatrical Motion Picture entitled "DIE HARD WITH A VENGEANCE" f/k/a "DIE HARD 3" ("PICTURE"), whereby Fox transferred certain rights to Cinergi and Cinergi assumed all obligations of Fox in connection therewith as such rights related to the Picture.

     B. Fox and Cinergi entered into a Memorandum of Agreement, dated as of September 9, 1992, as amended ("FOX AGREEMENT"), relating to the financing, distribution and exploitation of the Picture. Pursuant to the Fox Agreement, all of the distribution and exploitation rights in and to the Picture were divided into the "FOX RIGHTS" as set forth on Exhibit "A" attached hereto, and the "CINERGI RIGHTS", as set forth on Exhibit "B" attached hereto.

     C. Cinergi and Buena Vista International Inc. ("BVI") entered into that certain agreement dated as of September 10, 1992 ("BVI AGREEMENT"), whereby Cinergi licensed certain of the Cinergi Rights to BVI to distribute and exploit the Picture in certain foreign territories ("BVI RIGHTS") , which rights are set forth and attached hereto as Exhibit "C".

     D. Cinergi engaged Summit Entertainment L.P. and Summit UK Ltd. as sales agents (collectively "SUMMIT") to license certain of the Cinergi Rights in the Picture to subdistributors in certain foreign territories ("SUMMIT RIGHTS") pursuant to the "SUMMIT AGREEMENT(S)". With respect to the Summit Agreements, each subdistributor, and a summary of certain of the respective distribution rights, territories and terms are set forth and attached hereto as Exhibit "D".

     E. Fox and Cinergi now wish to enter into an agreement to transfer to Fox certain rights and obligations of Cinergi in connection with the Picture.

     NOW, THEREFORE, in consideration of the following covenants and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. CONDITIONS PRECEDENT: Except for those obligations which vest upon the signature of this Assignment Agreement or conditions which must be satisfied upon the signature of this Assignment Agreement, as more fully set forth below in Paragraph 16., Fox and Cinergi's obligations under this Assignment Agreement are conditioned upon the following "CONDITIONS PRECEDENTS": (a) a due diligence review by Fox, to be completed to

Fox's satisfaction within 5 business days of the date of this Assignment Agreement, of the relevant portions of all documents and agreements (including, but not limited to, agreements with third party distributors, status of residual payments, etc.), to be provided by Cinergi, as required by Fox in connection with the Picture and the Assignment Agreement; (b) the approval of Cinergi's stockholders of the sale of substantially all of the assets of Cinergi; (c) consummation of all of the transactions contemplated by the Purchase and Sale Agreement dated April 3, 1997 between Cinergi and Walt Disney Pictures and Television ("WDPT")(the "LIBRARY AGREEMENT", as such agreement may be amended from time to time by the parties thereto), including without limitation the delivery by Cinergi and WDPT to one another of all consideration to be delivered at the closing under the Library Agreement (the "WDPT CLOSING").

2. CLOSING: The closing of this Assignment Agreement ("FOX CLOSING") and the assignment of rights hereunder shall take place concurrently with the WDPT Closing of the Library Agreement. Cinergi represents and warrants that the Library Agreement has been signed by the parties thereto. If the Library Agreement terminates or is terminated prior to the Fox Closing, then this Assignment Agreement will automatically terminate. If this Assignment Agreement is terminated pursuant to the provisions of this Paragraph, then all of the obligations of the parties hereto will terminate without liability of either party to the other and neither party shall have any remedies at law or at equity against the other. Except as set forth in the immediately preceding two sentences, neither party shall have the right to terminate this Assignment Agreement and if either party is in breach of this Assignment Agreement, each party's remedies shall be as provided in Paragraph 18.(c).

3. ASSIGNMENT OF RIGHTS: At the Fox Closing at which payment of the Purchase Price (as hereinafter defined in Paragraph 11.) is required to be made for the Fox Closing to be effective, Cinergi shall irrevocably and perpetually transfer and assign to Fox, its successors, assigns and licensees, in perpetuity and throughout the universe, all of Cinergi's present and future right, title and interest in and to the Picture ("GRANTED RIGHTS"), subject to the license of the BVI Rights during the BVI Term (as hereinafter defined) and the license of the Summit Rights during the Summit Terms (as hereinafter defined) and Cinergi's right to receive certain revenues derived under the Summit Agreements (as more specifically described below), which Granted Rights include without limitation those rights derived as follows:

     (a) DOCUMENTS: The Granted Rights include any and all of the rights either granted to Cinergi or held by Cinergi in connection with the Picture in or under the following documents:

          (i)  The Fox Agreement, which rights include, without limitation,
          (A) the Cinergi Rights; (B) Cinergi's copyright ownership in the Picture and all elements thereof (copyright in the Picture and all elements thereof are currently vested jointly in Fox and Cinergi), including, without limitation, all advertising, promotional and marketing materials in connection with the Picture (e.g., press kits, EPKs, movie posters, web sites, and promotional films); (C) the right to retain or receive any amounts pursuant to Paragraphs 8.(a)(ii), 8.(b)(ii) and 8.(c)(ii) of the Fox Agreement; and (D) any right or interest in connection with any Sequel or Remake of the Picture, including without limitation, any right of first negotiation/last refusal or any right to receive passive payments. The parties hereto acknowledge and agree that (1) Fox shall have no obligation to remit to or share with any party, including Cinergi, any revenue from the exploitation of the Fox Rights, (2) Fox shall have no obligation whatsoever to account to, render accounting statements to, or make payment to any third party participants or to Cinergi, other than to pay the Purchase Price to Cinergi, (3) Cinergi shall have no obligation whatsoever to account to, render accounting statements to, or make payment to Fox, (4) Cinergi shall have no obligation to remit to or share with Fox, any revenue from the exploitation of the Cinergi Rights, including without limitation the BVI Rights and the Summit Rights, or pursuant to Paragraph 9.(b) of the Fox Agreement, and (5)
          Cinergi shall have no obligation to pay the Fox Rights Fee as set forth in Paragraph 10. of the Fox Agreement and no obligation to remit to or share with any party, including Fox, any revenue from the exploitation of the Cinergi Rights.

          (ii) One Picture License. The parties hereto acknowledge and agree that Fox assumes no obligations in connection with the rights granted to Cinergi pursuant to the One Picture License, and that Cinergi's obligation to indemnify Fox in connection with Cinergi's assumption of obligations under the One Picture License remains in full force and effect, until such time as the Cinergi Rights are fully exploitable by Fox.

          (iii) The BVI Agreement, pursuant to which Cinergi has licensed the BVI Rights to BVI until the termination of the current term (or earlier termination, if applicable) ("BVI TERM") of exploitation of the BVI Rights, to expire on June 1, 2020, following which the BVI Rights will automatically revert to Fox in accordance with this Assignment Agreement. During the BVI Term, Fox will not be entitled to receive any monies in connection with the BVI Rights, including those amounts which would have been Cinergi's share of the overages.

          (iv) The Summit Agreements, pursuant to which Cinergi has licensed the Summit Rights until the termination of the current terms of each license agreement (or earlier termination, if applicable) ("SUMMIT TERM(S)") of exploitation of the Summit Rights, to expire as set forth in the respective license agreements between Summit and each of the licensees ("SUMMIT AGREEMENTS"), as substantially set forth on Exhibit "D" attached hereto, following which the Summit Rights will automatically revert to Fox, as each respective term ends, in accordance with this Assignment Agreement. If a Summit Term terminates early, then Cinergi may relicense the respective Cinergi Rights subject to such early termination, provided that the new license period does not extend beyond the current term of such licensed rights; and, if any of the Cinergi Rights are not licensed as of the date hereof, then Cinergi may license such rights hereafter, provided that the terms for such license(s) shall not extend beyond May 31, 2002. In either of the foregoing instances, Cinergi will provide Fox with a copy of any such new license agreement. During the Summit Term(s), Fox will not be entitled to receive any monies in connection with the Summit Rights.

     (b) COPYRIGHT REVENUES: Without limiting Cinergi's right to receive monies derived directly from the distribution and the exploitation of the Cinergi Rights and BVI's right to receive monies derived directly from the distribution and exploitation of the BVI Rights, Cinergi grants to Fox the exclusive right to collect all royalties, fees and other revenues which Cinergi, or the current registered copyright owner of the Granted Rights, is otherwise entitled to collect by reason of any statute, governmental regulation, operation of law, or in any other manner, for, based upon or in connection with, in whole or in part, or directly or indirectly, any use of the Picture pursuant to any exercise of the Granted Rights ("COPYRIGHT REVENUES"), including the recording and/or retransmission of the signal embodying the Picture, as well as the secondary transmission or retransmission of the Picture, by any means now known or hereafter devised.

     (c) OTHER REVENUES: With the exception of the continuing revenue from the Summit Rights until the end of the Summit Term(s) (which shall be the sole property of Cinergi), all consideration payable to Cinergi by WDPT for the Library Agreement (which shall be the sole property of Cinergi), and BVI's rights to receive revenues from the BVI Agreement pursuant to Paragraph 3.(a)(iii) hereof (which shall be the sole property of BVI), any and all other revenues of any kind or nature, in connection with the Picture, from any and all sources whether or not referred to herein, are expressly assigned to Fox, and Cinergi, or Cinergi's successors in interest, shall immediately upon receipt thereof, transfer such revenues to Fox. Cinergi shall have no rights with respect to the Picture or any revenues therefrom except as expressly set forth in this Assignment Agreement.

4. PARTICIPANT ACCOUNTING: The parties acknowledge and agree that Fox is not assuming any obligation to pay any "PARTICIPATIONS" in the so-called "back-end" of the Picture (e.g., "net profits", "gross receipts", etc.) at any time, and that Cinergi will remain solely liable for any such participations and for any audit claims by all third party participants in connection with any and all participation statements and payments made by Cinergi. The participation statement rendered by Fox dated November, 1996 is the last statement to be rendered by Fox to Cinergi in connection with the Picture and Cinergi waives any and all rights it may have to audit or challenge any participation statement rendered by Fox to Cinergi with respect to the Picture. Cinergi shall have no obligation to render any further participation statements to Fox and Fox waives any and all rights it may have to audit or challenge any participation statements rendered by Cinergi to Fox in connection with the Picture. Any participations (or settlements or buy-outs in lieu of Cinergi paying such participation) paid by Cinergi to participants in the Picture after Cinergi's receipt of the Purchase Price (as defined below) will take into account the receipt by Cinergi of the Purchase Price. Cinergi and Fox each releases and discharges the other and each of the other's parents, subsidiaries, affiliates, shareholders, directors, officers, employees and agents (the "Fox Parties" and the "Cinergi Parties", respectively) from and against any and all claims, liabilities, contracts, agreements, causes of action, costs, expenses and obligations of every kind and nature whatsoever, known or unknown, contingent or fixed, liquidated or unliquidated, against any of either the Cinergi Parties or the Fox Parties, respectively, in connection with each party's accounting or obligation to account to any party in connection with the Picture. Each party waives all rights it may have or claim to have under the provisions of California Civil Code section 1542 or under any equivalent statutory or decisional authority or law of any jurisdiction.
Section 1542 of the California Civil Code provides as follows:

     A general release does not extend to claims which the creditor does not now know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtors.

Each party understands that the facts with respect to which the foregoing release is given may hereafter turn out to be other than or different from the facts now known to it or believed by it to be true, and it therefore expressly assumes the risk of the facts turning out to be different and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

5. RESIDUAL ACCOUNTING: Cinergi will deliver any additional documents and records as required by Fox as reasonably necessary in connection with residual accounting for the Picture. The parties acknowledge and agree that Fox is assuming no liability for guild and union residuals for the Cinergi Rights and that Fox will have no obligation in connection therewith until such time as Fox commences receiving revenues derived from Fox's exploitation of the former Cinergi Rights. Fox will enter into the appropriate guild and union assumption agreements as required. Prior to such time, Cinergi, or Cinergi's licensees, shall remain obligated for the residual accounting for the Cinergi Rights.

6. CINERGI'S REPRESENTATIONS: Each of CPEI and CPNV hereby represent and warrant that each of the following statements is true and correct as of the date hereof and as of the payment of the Purchase Price at the Closing:

     (a) EXISTENCE: Each of CPEI and CPNV (i) is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and (ii) has the corporate power and adequate authority to make and carry out the transactions contemplated by this Assignment Agreement.

     (b) AGREEMENT AUTHORIZED: The execution, delivery and performance of this Assignment Agreement has been duly authorized by all necessary corporate action on the part of each of CPEI and CPNV, except for any applicable approval of CPEI's stockholders, which if required by applicable law will be sought by CPEI at the same time it seeks stockholder approval of the transactions contemplated by the Library Agreement. This Assignment Agreement has been duly executed and delivered by each of CPEI and CPNV and is a legally valid and binding obligation of each of CPEI and CPNV, enforceable against each of CPEI and CPNV in accordance with its terms, except as their respective obligations may be affected by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws, or by equitable principles relating to or limiting creditors' rights or remedies generally.

     (c) NO CLAIMS/EXCLUSIVE PROPRIETOR/NO IMPAIRMENT: Subject to the terms and conditions of the BVI Agreement and the Summit Agreement(s): Cinergi is the exclusive proprietor, throughout the universe, of the Granted Rights; Cinergi has not assigned, licensed or in any manner encumbered, materially diminished or impaired the Granted Rights; Cinergi has not committed any act by which the Granted Rights will be materially diminished or impaired or omitted to perform any material or commercially reasonable act necessary to preserve the Granted Rights; and to the best of Cinergi's knowledge, there are no outstanding claims or litigation pending against or involving the Granted Rights and none of the Granted Rights have been granted or assigned by Cinergi or any party acting with the authority of or on behalf of Cinergi to any party other than to Fox; upon the assignment to Fox of the Granted Rights, Fox will be the only owner of the Granted Rights, free and clear of all claims, liens (with the exception of customary guild liens with respect to the payment of residuals and BVI's lien), rights and interests of any person or entity.

     (d) ALL REQUIRED DOCUMENTATION HAS BEEN SUPPLIED: All necessary information has already been supplied to Fox regarding payment of residuals, and that the pages from the BVI Agreement provided to Fox are the only materially relevant pages thereof with respect to the Granted Rights, and that there are no other materially relevant documents which would in any manner effect the transfer of the Granted Rights to Fox. Exhibit "D" is a true and accurate representation of (i) all license agreements with respect to the Summit Rights, and (ii) all material information thereon including, without limitation, the "trigger dates" and "expiry dates" of each license agreement listed thereon.

7. FOX'S REPRESENTATIONS: Fox hereby represents and warrants that each of the following statements is true and correct as of the date hereof and as of the payment of the Purchase Price at the Closing:

     (a) EXISTENCE: Twentieth Century Fox Film Corporation (i) is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and (ii) has the corporate power and adequate authority to make and carry out the transactions contemplated by this Assignment Agreement.

     (b) AGREEMENT AUTHORIZED: The execution, delivery and performance of this Assignment Agreement has been duly authorized by all necessary corporate action on the part of Fox. This Assignment Agreement has been duly executed and delivered by Fox and is a legal, valid and binding obligation of Fox, enforceable against Fox in accordance with its terms, except as Fox's obligations may be affected by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws, or by equitable principles relating to or limiting creditors' rights or remedies generally.

8. FULL INVESTIGATION: Fox hereby confirms that no representation or warranty relating to the Granted Rights has been made by Cinergi other than as set forth in this Assignment Agreement and that Fox is entering into this Assignment Agreement based on (a) Fox's review of the exhibits and schedules hereto,
(b) Fox's own evaluation of the Granted Rights, and (c) Cinergi's representations and warranties as set forth in this Assignment Agreement.

9. COOPERATION: Cinergi may request that Fox provide certain information to Cinergi regarding Fox and the transactions contemplated by this Assignment Agreement in connection with the preparation by Cinergi of a proxy statement (or similar materials) to be distributed to Cinergi's stockholders, and Fox will use reasonable good faith efforts to supply such information to Cinergi, as is reasonably required by Cinergi. In connection with Cinergi's preparation of such proxy materials, Fox shall be entitled to review and make recommendations with respect to the description of Fox and the description of the transactions contemplated by this Assignment Agreement to be contained in the proxy materials.

10. PUBLIC ANNOUNCEMENTS: Fox and Cinergi will consult with each other before issuing any press release or any public statement with respect to this Assignment Agreement and, except as may be required by applicable law or stock exchange regulations, will not issue any such press release or make any such public statement prior to such consultation.

11. CONSIDERATION: As consideration in full for the foregoing assignment of rights and for the representations, warranties and agreements made herein by Cinergi, Fox agrees to pay Cinergi the sum of $11,250,000 ("PURCHASE PRICE"), payable to Cinergi at Closing by wire transfer of immediately available funds to an account designated by Cinergi.

12.  INDEMNIFICATION:

     (a) Cinergi hereby agrees to indemnify, defend, and hold harmless the Fox Parties against all third party claims, demands, causes of action, losses, liabilities, damages, judgments, deficiencies, costs and expenses, including without limitation reasonable attorneys', accountants' and expert witnesses' fees and the costs and expenses of enforcing this indemnification (whether or not litigation is commenced) incurred, arising out of or resulting from: (i) Cinergi's exploitation of the Cinergi
     Rights prior to the time that Fox has the right to commence exploitation thereof, respectively; (ii) any breach by Cinergi of any of Cinergi's representations, warranties and/or agreements contained in this Assignment Agreement; (iii) the assertion of any claim or demand, or the commencement or prosecution of any suit, action or other proceeding against any of the Fox Parties based on or arising from any obligation or liability of Cinergi which Fox has not expressly agreed to assume under the terms of this Assignment Agreement; and (iv) the assertion of any claim or demand, or the commencement or prosecution of any suit, action or other proceeding against any of the Fox Parties respecting or relating to this Assignment Agreement or the assignment of the Granted Rights hereunder, by or on behalf of Cinergi, any creditor or shareholder of Cinergi, any representative (including, without limitation, a trustee or receiver) of Cinergi, or any representative of creditors or shareholders of Cinergi, other than an action to enforce this Assignment Agreement.

     (b) Fox hereby agrees to indemnify, defend, and hold harmless the Cinergi Parties against all third party claims, demands, causes of action, losses, liabilities, damages, judgments, deficiencies, costs and expenses, including without limitation reasonable attorneys', accountants' and expert witnesses' fees and the costs and expenses of enforcing this indemnification (whether or not litigation is commenced) incurred, arising out of or resulting from: (i) Fox's exploitation of the Fox Rights; (ii) Fox's exploitation of the Cinergi Rights subsequent to the time that Fox has the right to commence exploitation thereof, respectively; (iii) any breach by Fox of any of Fox's representations, warranties and/or agreements contained in this Assignment Agreement; (iv) the assertion of any claim or demand, or the commencement or prosecution of any suit, action or other proceeding against Cinergi based on or arising from any obligation or liability assumed by Fox pursuant to this Assignment Agreement.

13. SECURITY FOR CINERGI'S OBLIGATIONS: Cinergi or its successor in interest shall at all times for a period of 5 years from the Fox Closing maintain liquid assets of at least $500,000 to provide additional security to Fox to secure Cinergi's obligations hereunder. If the liquid assets of Cinergi or Cinergi's successor in interest fall below such level during such 5 year period, Cinergi shall grant Fox a security interest in $250,000 worth of collateral, subject to the mutual approval of Fox and Cinergi, or in lieu thereof, at Cinergi's election, either a letter of credit in favor of Fox in the amount of $250,000 from a bank with $200,000,000 or more of assets, or Andy Vajna's personal guarantee in the amount of $250,000.

14. INSURANCE: Cinergi will continue to maintain for 5 years from the date hereof a policy of errors and omissions insurance for the Picture naming Fox and it's parents, subsidiaries affiliates and licensees as additional insureds. Cinergi will also maintain directors and officers insurance for 4 years from the date hereof, with coverage up to $10,000,000, naming the Fox Parties as additional insureds, and Cinergi will provide Fox with satisfactory certificates of insurance evidencing same.

15. ADDITIONAL DOCUMENTATION: Both parties agree to perform such other and further acts and to execute, acknowledge and deliver such other and further documents and instruments as may reasonably be deemed necessary or appropriate by the other to carry out the intent of this Assignment Agreement.

16. OBLIGATIONS VESTING ON SIGNATURE: Notwithstanding anything to the contrary contained in this Assignment Agreement, prior to the Closing, upon signature of this Assignment Agreement the parties shall perform certain obligations in accordance with Paragraphs 1.(a), 9., 10., 12.(a)(iv), 14., and 15.

17. QUIET ENJOYMENT: Fox shall not take any actions which in any way disturb or interfere with BVI's full and unencumbered exercise of the BVI Rights pursuant to the BVI Agreement or in any way disturb or interfere with Cinergi's sublicensees full and unencumbered exercise of the Summit Rights pursuant to the Summit Agreements. In addition, Cinergi and Cinergi's exclusive licensees may continue to use all marketing materials (in their possession) for the Picture during their respective license terms, notwithstanding the assignment of rights in such materials to Fox pursuant to Paragraph 3.

18. RETURN OF MATERIALS: Cinergi has give Summit and BVI written notice that upon termination of the current Summit Terms and the BVI Term, respectively, all right, title interest and possession in and to the physical materials delivered to each licensee shall be transferred to Fox, and that Summit and BVI are obligated to return all physical materials to Fox, including without limitation, all internegatives, neutral backgrounds, alternative language tracks and dubbed or subtitled versions, as well as video cassettes or video discs remaining unsold. All physical materials shall be delivered to Twentieth Century Fox Film Corporation, Library Services, 10201 Pico Boulevard, Los Angeles California, 90035.

19.  MISCELLANEOUS:

     (a) INTERPRETATION: This Assignment Agreement may be amended or modified only by the written agreement of Cinergi and Fox. Nothing contained herein shall require the commission of any act or the payment of any compensation which is contrary to any law, governmental rule or regulation. If there shall exist any conflict between this Assignment Agreement and any such law, governmental rule or regulation, the latter shall prevail, and the provision(s) hereof affected shall be curtailed, limited or eliminated only to the extent necessary to remove such conflict and, as so modified, this Assignment Agreement shall continue in full force and effect. This Assignment Agreement shall be deemed to have been drafted by all the parties hereto, since all parties were assisted by their counsel in reviewing and agreeing thereto, and no ambiguity shall be resolved against any party by virtue of its participation in the drafting of this Assignment Agreement.

     (b) GOVERNING LAW: This Assignment Agreement shall be deemed to have been negotiated and entered into, and shall be construed in accordance with the laws of the State of California (or United States federal law if there is no California law applicable) as to agreements which are fully negotiated, signed and performed within California. All actions, proceedings or litigation arising from this Assignment Agreement shall be instituted and prosecuted solely within the State of California. Fox and Cinergi hereby consent to the jurisdiction of the state courts of California and the federal courts located in the State of California as to any matter arising out of or relating to this Assignment Agreement.

     (c) REMEDIES: Cinergi recognizes and confirms that in the event of a failure or omission by Cinergi constituting a breach of its obligations under this Assignment Agreement, whether or not material, the damages, if any, caused Cinergi are not irreparable or sufficient to entitle Cinergi to injunctive or other equitable relief. Consequently, Cinergi's rights and remedies shall be limited to the right, if any, to obtain damages at law and Cinergi shall not have any right in such event to terminate or rescind this Assignment Agreement or any of the rights granted to Fox hereunder or to enjoin or restrain the advertising, promotion, distribution, exhibition or exploitation of the rights granted hereunder and/or any of Fox's rights pursuant to this Assignment Agreement. Notwithstanding the foregoing the parties hereto acknowledge and agree that (1) the termination of the Assignment Agreement pursuant to Paragraph 2., shall not constitute a breach of this Assignment Agreement; (2) if all of the Conditions Precedent have been satisfied and thereafter Fox fails to pay the Purchase Price, Cinergi can bring an action for specific performance for the Fox Closing to occur and for payment of the Purchase Price, or a remedy at law for damages.

     (d) ASSIGNMENT: This Assignment Agreement is non-assignable by Cinergi, except to another company wholly-owned by Cinergi or the survivors in-interest of Cinergi. This Assignment Agreement may be assigned by Fox, provided that Fox will remain liable for all of the obligation's of Fox hereunder, including payment of the Purchase Price if all of the Conditions Precedent have been satisfied.

20. ENTIRE AGREEMENT: Except as expressly amended by this Assignment Agreement, the Fox Agreement, as amended, and the One Picture License remain in full force and effect and together with this document expresses the binding and entire agreement between Fox and Cinergi and shall replace and supersede all prior arrangements and representations, either oral or written, as to the subject matter hereof.

The parties have signed this Assignment Agreement as of the day and year written above.

CINERGI PICTURES ENTERTAINMENT            TWENTIETH CENTURY FOX FILM
INC.                         ("CPEI")     CORPORATION                   ("Fox")


By     /s/ Randy Paul                  By       /s/ Robert B. Cohen
   ---------------------------------         ---------------------------------
Title  Senior Vice President           Title    Executive Vice President,
                                                     Legal Affairs


CINERGI PRODUCTIONS N.V. INC.
                                ("CPNV")



By      /s/ Randy Paul
   ---------------------------------
Title   Senior Vice President

                              SHORT FORM ASSIGNMENT

                           "DIE HARD WITH A VENGEANCE"


ASSIGNMENT: For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, CINERGI PRODUCTIONS INC. NOW NAMED CINERGI PICTURES ENTERTAINMENT INC. AND CINERGI PRODUCTIONS N.V. NOW NAMED CINERGI PRODUCTIONS N.V. INC. (COLLECTIVELY, "CINERGI"), does hereby transfer and assign to TWENTIETH CENTURY FOX FILM CORPORATION ("FOX"), its successors and assigns forever, all of Cinergi's present and future right, title and interest in and to "DIE HARD WITH A VENGEANCE" (the "PICTURE")("GRANTED RIGHTS"), including (a) the copyright in the Picture and all elements thereof, (b) the copyright in all advertising, promotional and marketing materials in connection with the Picture (e.g., press kits, EPKs, movie posters, web sites, and promotional films), (c) all sequel and remake rights and other analogous and allied rights, and all copyrights in connection therewith, (d) all tangible and intangible properties respecting the Picture whether in existence or known now or in the future, and
(e) all of Cinergi's present and future right, title and interest in and to any of the literary material or underlying properties upon which the Picture was based, including and any and all synopses, treatments, scenarios, screenplays (but excluding the right to license certain international rights of distribution to the Picture, which have limited terms, as well as the right to receive proceeds in connection with such international distribution rights).

CONTROLLING DOCUMENT: This transfer and assignment is subject to all the terms and conditions of the Assignment Agreement dated as of July 14, 1997 between Cinergi and Fox.

IN WITNESS WHEREOF, the undersigned has executed this document on_____________, 199__, effective as of ____________________, 199__, the date of the closing of the aforesaid Assignment Agreement between Cinergi and Fox.

CINERGI PICTURES ENTERTAINMENT
INC.



By __________________________________
   Title

CINERGI PRODUCTIONS N.V. INC.



By __________________________________
   Title

State of______________________)
                              )  SS
County of_____________________)



On___________________________________ before me,______________________________,
        (Date)                                       (Name of Notary)
personally appeared___________________________________________________________,
                          (Name and Title of Signer)
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

   WITNESS my hand and official seal.



Signature_______________________________   (Seal)

                                     EXHIBIT "A"

                                      FOX RIGHTS

"FOX RIGHTS": All rights not specifically granted to Cinergi are retained by Fox, including:


    (a) DISTRIBUTION RIGHTS: Fox shall have the sole and exclusive right under copyright to exercise in the Licensed Territory all rights of Theatrical Distribution, Theatricial Exhibition, Non-Theatrical Distribution, Non-Theatrical Exhibition, Free Television Distribution, Free Television Exhibition, Pay Television Distribution, Pay Television Exhibition, and Home Video Distribution and Home Video Exhibition with respect to the Picture and trailers thereof and excerpts and clips therefrom, in any and all languages and versions, including dubbed, subtitled and narrated versions, using any form of Motion Picture Copy.

    (b) OTHER RIGHTS: Fox shall have the sole and exclusive right to exercise worldwide all other rights in addition to the Fox Distribution Rights with respect to Picture including, without limitation, Commercial Tie-In Rights; Legitimate Stage Rights; Literary Publishing Rights; Live Television Rights; Merchandising Rights; Music Publishing Rights; Radio Rights; Remake Rights; Sequel Motion Picture Rights; and Soundtrack Recording Rights; and the right to license clips from the Picture for other Motion Pictures (collectively, "OTHER RIGHTS", also known as ANCILLARIES") with respect to the Picture, and any Literary Material or musical material upon which the Picture is based.

    (c) "LICENSED TERRITORY": The Licensed Territory shall consist of Japan, the United States and Canada including territories and possessions, Bahamas, Bermuda, Panama Canal Zone and all ships and airlines owned by entities whose principal offices for licensing rights of Non-Theatrical Exhibition are located in the Licensed Territory. With respect to Ancillaries, the Licensed Territory will be the entire world.

All capitalized words herein are as defined in the Fox Glossary, attached to the Memorandum of Agreement.

                                     EXHIBIT "B"

                                    CINERGI RIGHTS

"CINERGI RIGHTS": Cinergi shall have the sole and exclusive right under copyright to exercise in all areas of the world other than the Licensed Territory all rights of Theatrical Distribution, Theatrical Exhibition, Non-Theatrical Distribution, Non-Theatrical Exhibition, Free Television Distribution, Free Television Exhibition, Pay Television Distribution, Pay Television Exhibition, and Home Video Distribution and Home Video Exhibition with respect to the Picture and trailers thereof and excerpts and clips therefrom (solely for marketing purposes), in any and all languages and versions, including dubbed, subtitled and narrated versions, using any form of Motion Picture Copy.

All capitalized words herein are as defined in the Fox Glossary, attached to the Memorandum of Agreement.

                                     EXHIBIT "C"
                                      BVI RIGHTS

                                                            As of August 1, 1994

Cinergi Productions, N.V.
Polarisweg 35. St. 6
Willemstad, Curacao
Netherlands, Antilles

Gentlemen:

The following sets forth the principal terms of the agreement between Buena Vista International, Inc. ("BVI") and Cinergi Productions, N.V. ("Cinergi") with respect to the acquisition of exclusive distribution and other rights by BVI to the full length theatrical motion picture tenantively entitled "Die Hard III" (the "Picture").

    1.   INTENTIONALLY OMITTED.

    2.   DISTRIBUTION.

         a. Cinergi does hereby irrevocably grant, assign and license to BVI the exclusive right, title and interest in and to the Picture and each of its elements and all exclusive rights to distribute, exhibit, market and exploit the Picture in any and all manner and in all media, now known or hereafter devised including, without limitation, theatrical, non-theatrical, all forms of home video cassettes/discs, cartridges, tapes or similar devices now known or hereafter devised to be used in conjunction with a reproduction apparatus which causes the picture to be visible on the screen of a television receiver, television monitor or comparable device now known or hereafter devised in a private residence for viewing at the place of origin of such exhibition ("Home Video Devices") and all forms of television including, without limitation, standard, non-standard, subscription, pay television, cable and basic cable, satellite, etc. (including pay-per-view), fiber optic and digital delivery systems, etc. ("Television"); the right to advertise, publicize and promote the Picture including, without limtiation, the right to excerpt and/or synopsize the Picture and/or screenplay for the Picture [provided, that any such excerpt and/or synopsis shall not exceed Two Thousand Five Hundred (2,500) words in length]; commercial tie-ins (subject to (i) the rights of Fox under the Fox Agreement and (ii) the rights of principal talent under their respective agreements with Cinergi [copies of which Cinergi agrees to deliver pursuant to the delivery provisions of subparagraph 3.a. below]); subject to the prior consent of Cinergi and Fox, the right to change the title of the Picture; the right to finance, produce and distribute a "making of" promotional film (subject to the rights and approvals of all persons who provide services to the Picture [of which Cinergi shall deliver a written account pursuant to the delivery provisions of subparagraph 3.a. below], the applicable rights of Fox [of which Cinergi shall deliver a written account pursuant to the delivery provisions of subparagraph 3.a. below] and applicable guild and union requirements); the right to cut or edit the Picture for legal and censorship reasons, time parameters and standards and practices requirements of airlines, television stations and broadcasters; the right to subtitle and dub the Picture into foreign languages; the right with respect to all persons appearing in the Picture or performing production services therein to issue and authorize publicity concerning such persons and the right to use, reproduce, transmit, broadcast, exploit, publicize and exhibit their names and likenesses (subject to third party agreements with Cinergi, of which Cinergi shall deliver a written account of pertinent points pursuant to the delivery provisions of subparagraph 3.a. below) in transcriptions, advertising, distribution and exploitation of the Picture in the following territories: (i) Benelux (i.e. Belgium, the Netherlands and Luxembourg) (in the French, German, Dutch and Flemish languages); (ii) Scandinavia (i.e. Finland, Sweden, Norway, Iceland and Denmark); (iii) Central and South America (i.e. Antigua, Argentina, Barbuda, Belize, Bolivia, Brazil, Cayman Islands, Chile, Columbia, Costa Rica, Dominica, Dominican Republic, Ecuador, El Salvador, French Guiana, Grenada, Guadeloupe, Guatemala, Guyana, Haiti, Honduras, Jamaica, Martinique, Mexico, Montserrat, Netherlands Antilles, Nicaragua, Panama (excluding the Canal Zone), Peru, Saint Lucia, St. Kitts & Nevis, St. Vincent/Grenadines, Surinam, Tobago, Trinidad, Turks and Caicos Islands, and Venezuela); (iv) French-speaking Europe and Africa (i.e. Algeria, Andorra, Benin, Bukina Faso, Burundi, Cameroon, Central African Empire, Chad, Congo, Corsica, Dahomey, Djibouti, France, French military forces stationed in West Germany, Gabon, Guinea, Ivory Coast, Mali, Mauritania, Monaco (Monte Carlo), Morocco, Nigeria (English language excluded), Ruanda, Senegal, Togo, Tunisia, Zaire); (v) German-speaking Europe (i.e. Germany, Austria); (vi) the United Kingdom and Eire and (vii) Spain, Switzerland (in the Italian, French and German languages, excluding Italian language Home Video Device rights and Italian language Television rights), Taiwan, Portgual, Greece, and all of the respective territories, protectorates and possessions of all of the aforementioned, including planes and ships owned by entities whose principal offices for licensing rights of planes and ships are located in the respective nations (altogether, the "BVI Territory"). Cinergi shall have the right to distribute the Picture in all media, throughout the world, except for the BVI Territory ("Cinergi Territory"). Each party shall be solely responsible for all distribution costs and expenses in connection with the Picture in its respective territory including, without limitation, advertising costs and costs associated with the manufacture of prints and Home Video Devices.

         b. The terms of this Agreement (the "Term") shall commence as of the date hereof and terminate Twenty Five (25) years from the initial theatrical release of the Picture in any country of the BVI Territory. BVI agrees that such release will

                                     EXHIBIT "D"

                                                     DATE: 7 July 1997   Last Contract Log #97-2834   Last Amendment = EE433
                                                     -----------------

                                                     PICTURE            TERRITORY                            DISTRIBUTOR
                                                     -------            ---------                            -----------
NEW 4/97       DIE101        AFE           1         DIE HARD WAV       AFRICA - EAST                 AF
NEW 4/97       DIE102        AFW           1         DIE HARD WAV       AFRICA - WEST                 AF
NEW 4/97       DIE103        ALB           1         DIE HARD WAV       ALBANIA                       EE
NEW 4/97       DIE105        AUS           2         DIE HARD WAV       AUSTRALIA/N.Z.                FE     VILLAGE ROADSHOW
NEW 4/97       DIE106        BALTIC        2         DIE HARD WAV       BALTICS (LAT, LITH, EST)      EE     NIKA-L LTD.
NEW 4/97       DIE107        BANG          2         DIE HARD WAV       BANGLADESH                    FE     STAR TV (PSTV)
NEW 4/97       DIE113        BULG          1         DIE HARD WAV       BULGARIA                      EE
NEW 4/97       DIE114        BURM          2         DIE HARD WAV       BURMA                         FE     STAR TV (PSTV)
NEW 4/97       DIE119        CHINA         2         DIE HARD WAV       CHINA                         FE     MAIRIM
NEW 4/97       DIE120        CIS           2         DIE HARD WAV       C.I.S.                        EE     EKATERINBURG ART
NEW 4/97       DIE122        CROAT         2         DIE HARD WAV       CROATIA                       EE     OSCAR VISION (TH/V)
NEW 4/97       DIE123        CZECH         2         DIE HARD WAV       CZECH REPUBLIC                EE     LUMIERE (INTERSONIC)
NEW 4/97       DIE130        HONG          2         DIE HARD WAV       HONG KONG                     FE     INTERCONTINENTAL
NEW 4/97       DIE131        HUNG          2         DIE HARD WAV       HUNGARY                       EE     INTERCOM
NEW 4/97       DIE132        INDIA         2         DIE HARD WAV       INDIA, NEPAL, BHUTAN          FE     DISTANT HORIZON LTD.
NEW 4/97       DIE132        INDIA         2         DIE HARD WAV       INDIA, NEPAL, BHUTAN          FE     STAR TV (PSTV)
NEW 4/97       DIE133        INDON         2         DIE HARD WAV       INDONESIA                     FE     CRYSTAL CORPORATION
NEW 4/97       DIE134        ISRA          2         DIE HARD WAV       ISRAEL                        EU     A.D. MATALON
NEW 4/97       DIE135        ITALY         2         DIE HARD WAV       ITALY                         EU     CECCHI GORI
NEW 4/97       DIE137        MALAY         2         DIE HARD WAV       MALAYSIA                      FE     SUNNY FILM
NEW 4/97       DIE139        MIDEA         2         DIE HARD WAV       MIDDLE EAST                   EU     JAGUAR
NEW 4/97       DIE140        MIDEA         2         DIE HARD WAV       MIDDLE EAST                   EU     PARAMOUNT PICTURES
NEW 4/97       DIE140        MIDEA         2         DIE HARD WAV       MIDDLE EAST                   EU     STAR TV (PSTV)
NEW 4/97       DIE141        PAKI          2         DIE HARD WAV       PAKISTAN/AFGANISTAN           FE     STAR TV (PSTV)
NEW 4/97       DIE143        PHIL          2         DIE HARD WAV       PHILIPPINES                   FE     SOLAR FILMS
NEW 4/97       DIE144        POL           2         DIE HARD WAV       POLAND                        EE     FILMWELL INT'L
NEW 4/97       DIE147        ROMAN         2         DIE HARD WAV       ROMANIA                       EE     MEDIA PRO
                                                     DIE HARD WAV       ROMANIA                       EE     CME (FTTV)
NEW 4/97       DIE153        SERB          2         DIE HARD WAV       SERBIA&MONT ONLY              EE     SCENECAST (TUCKVISION)
NEW 4/97       DIE154        SING          2         DIE HARD WAV       SINGAPORE/BRUN.               FE     SHAW RENTERS
NEW 4/97       DIE155        SING          2         DIE HARD WAV       SINGAPORE/BRUN.               FE     TCS (FTV)
NEW 4/97       DIE156        SLOVA         2         DIE HARD WAV       SLOVAKIA                      EE     LUMIERE (INTERSONIC)
NEW 4/97       DIE157        SLOVA         2         DIE HARD WAV       SLOVAKIA                      EE     CME (FTTV)
NEW 4/97       DIE158        SLOVE         2         DIE HARD WAV       SLOVENIA & MACEDONIA          EE     OSCAR (TH/V)
NEW 4/97       DIE159        SLOVE         2         DIE HARD WAV       SLOVENIA                      EE     CME (FTTV)
NEW 4/97       DIE160        SOUTHA        2         DIE HARD WAV       SOUTH AFRICA/ZIM              AF     STER-KINEKOR
NEW 4/97       DIE161        SOUTHK        2         DIE HARD WAV       SOUTH KOREA                   FE     DONG-A (DAI-ICHI)
NEW 4/97       DIE163        SRI           2         DIE HARD WAV       SRI LANKA                     FE     LAKSHMI PICTURES
NEW 4/97       DIE163        SRI           2         DIE HARD WAV       SRI LANKA                     FE     STAR TV (PSTV)
NEW 4/97       DIE166        SWIT          2         DIE HARD WAV       SWITZ - ITALIAN               EU     CECCHI-GORI - V,TV
NEW 4/97       DIE168        THAI          2         DIE HARD WAV       THAILAND                      FE     APEX INTERNATIONAL
NEW 4/97       DIE169        TURK          2         DIE HARD WAV       TURKEY                        EU     OZEN FILM



                                                                                     PAY TV                 FTV
                                                                                     ------                 ---
            TH     NT       PV    CV       A      S       H     HV     PPV    TER      CAB   SAT     TER    CAB       SAT
            --     --       --    --       -      -       -     --     ---    ---      ---   ---     ---    ---       ---
NEW 4/97                                  NR
NEW 4/97                                  NR
NEW 4/97                                  NR
NEW 4/97      X     X       X      X      NR              X     X       X      X        X     X       X      X         X
NEW 4/97      X     X       X             NR              X     X
NEW 4/97                                  NR                                                STAR*
NEW 4/97                                  NR
NEW 4/97                                  NR                                                STAR*
NEW 4/97      X     X       X      X      NR              X     X       X      X        X             X      X         X
NEW 4/97      X     X       X      X      NR              X     X
NEW 4/97     OSC   OSC     OSC    OSC     NR             OSC   OSC
NEW 4/97     LUM   LUM     LUM    LUM     NR             LUM   LUM
NEW 4/97      X     X       X      X      NR              X     X       X      X        X             X      X
NEW 4/97      X     X       X      X      NR              X     X              X        X     X       X      X         X
NEW 4/97     DH    DH      DH     DH      NR             DH    DH                           STAR*
NEW 4/97     DH    DH      DH     DH      NR             DH    DH                           STAR*
NEW 4/97      X     X       X      X      NR              X     X              X        X     X       X      X         X
NEW 4/97      X     X       X      X      NR              X     X              X        X             X      X
NEW 4/97      X     X       X      X      NR              X     X       X      X        X     X       X      X         X
NEW 4/97      X     X       X      X      NR              X     X              X        X             X      X
NEW 4/97     JAG   JAG     JAG    JAG     NR             JAG   JAG            JAG      JAG PPI/Star* JAG    JAG
NEW 4/97     JAG   JAG     JAG    JAG     NR             JAG   JAG            JAG      JAG   PPI     JAG    JAG
NEW 4/97     JAG   JAG     JAG    JAG     NR             JAG   JAG            JAG      JAG  STAR*    JAG    JAG
NEW 4/97                                  NR                                                STAR*
NEW 4/97      X     X       X      X      NR              X     X       X      X        X     X       X      X         X
NEW 4/97      X     X       X      X      NR              X     X              X        X     X       X      X         X
NEW 4/97     MP    MP      MP     MP      NR             MP    MP                                    CME*
             MP    MP      MP     MP      NR             MP    MP                                    CME*
NEW 4/97      X     X       X      X      NR              X     X
NEW 4/97    SHAW  SHAW    SHAW   SHAW     NR            SHAW  SHAW                                   TCS    TCS       TCS
NEW 4/97    SHAW  SHAW    SHAW   SHAW     NR            SHAW  SHAW                                   TCS    TCS       TCS
NEW 4/97     LUM   LUM     LUM    LUM     NR             LUM   LUM
NEW 4/97     LUM   LUM     LUM    LUM     NR             LUM   LUM                                   CME*
NEW 4/97     OSC   OSC     OSC    OSC     NR             OSC   OSC                                   CME*
NEW 4/97     OSC   OSC     OSC    OSC     NR             OSC   OSC                                   CME*
NEW 4/97      X     X       X      X      NR              X     X       X      X        X     X       X      X         X
NEW 4/97      X     X       X      X      NR              X     X              X        X     X       X      X         X
NEW 4/97     LAK   LAK     LAK    LAK     NR             LAK   LAK                          STAR*
NEW 4/97     LAK   LAK     LAK    LAK     NR             LAK   LAK                          STAR*
NEW 4/97                                  NR                    X              X        X     X       X      X         X
NEW 4/97      X     X       X      X      NR              X     X              X        X             X      X
NEW 4/97      X     X       X      X      NR       X      X     X       X      X        X     X       X      X         X
NEW 4/97
NEW 4/97
NEW 4/97


                   TERM EXPIRY                                                                     TBD = TO BE DETERMINED
                   -----------                                                                     ----------------------
                     TRIGGER                *        # OF     (IN      TRIGGER     Trigger     EXPIRY      EST/
            NOTES     EVENT               YRS      TV RUNS    DAYS)     DATE        TYPE        DATE        ACT       NOTES
            -----     -----               ---      -------    -----     ----        ----        ----        ---       -----
NEW 4/97
NEW 4/97
NEW 4/97
NEW 4/97           DEL F & T               12                         16-May-95      DEL      16-May-07       A
NEW 4/97           NOD PRINT                5                         18-Aug-95      PAY      18-Aug-00       E
NEW 4/97           START DATE          10 months                      1-Apr-97                1-Feb-98        A
NEW 4/97
NEW 4/97           START DATE          10 months                      1-Apr-97                1-Feb-98        A
NEW 4/97           DEL PRINT               11                         26-May-95      DEL      26-May-06       A
NEW 4/97           DEL PRINT                5                         20-Feb-97      PAY      20-Feb-02       E
NEW 4/97           NOD PRINT                5                         22-May-95      NOD      22-May-00       A
NEW 4/97           NOD PRINT                5                         19-May-95      NOD      19-May-00       A
NEW 4/97           NOD PRINT                7                         17-May-95      NOD      17-May-02       A
NEW 4/97           NOD PRINT                7                         8-Jun-95       DEL      8-Jun-02        A
NEW 4/97           NOD PRINT                7                         19-May-95      NOD      19-May-02       A
NEW 4/97           START DATE          10 months                      1-Apr-97                1-Feb-98        A
NEW 4/97           NOD PRINT                7                         30-May-95      NOD      30-May-02       A
NEW 4/97           NOD PRINT                7                         22-May-95      NOD      22-May-02       A
NEW 4/97           DEL FS by L/C           25                         9-Jun-95       DEL      9-Jun-20        A
NEW 4/97           DEL PRINT                7                         1-Jun-95       DEL      1-Jun-02        A
NEW 4/97           DEL PRINT                5                         16-Jun-95      DEL      16-Jun-00       A
NEW 4/97           START DATE          15 months                      18-Nov-96               18-Feb-98       A
NEW 4/97           START DATE          10 months                      1-Apr-97                1-Feb-98        A
NEW 4/97           START DATE          10 months                      1-Apr-97                1-Feb-98        A
NEW 4/97           DEL PRINT                7                         30-May-95      DEL      30-May-02       A
NEW 4/97           NOD PRINT                7                         22-May-95      NOD      22-May-02       A
NEW 4/97           NOD PRINT                5                         26-Jul-95      NOD      26-Jul-00       A
                   NOD                      3         2               TBA            NOD      TBA
NEW 4/97           NOD PRINT                5                         19-May-95      NOD      19-May-00       A
NEW 4/97           NOD F & T                5                         18-May-95      NOD      18-May-00       A
NEW 4/97           \\\                     \\\        \\\      \\\    \\\            \\\      19-Nov-99       A
NEW 4/97           NOD PRINT                5                         19-May-95      NOD      19-May-00       A
NEW 4/97           NOD                      3         2               TBA            NOD      TBA
NEW 4/97           NOD PRINT                5                         22-May-95      NOD      22-May-00       A
NEW 4/97           NOD                      3         2               TBA            NOD      TBA
NEW 4/97           DEL PRINT                7                         8-Jun-95       DEL      8-Jun-02        A
NEW 4/97           DEL PRINT & D            7                         30-May-95      DEL      30-May-02       A
NEW 4/97           NOD PRINT                5                         15-Jan-97      PAY      15-Jan-02       E
NEW 4/97           NOD PRINT                5                         15-Jan-97      PAY      15-Jan-02       E
NEW 4/97           DEL FS by L/C           25                         9-Jun-95       DEL      9-Jun-20        A
NEW 4/97           NOD PRINT                7                         18-May-95      NOD      18-May-02       A
NEW 4/97           DEL F & T                7                         30-Aug-95      PAY      30-Aug-02       A


                                        Page 1